For Further Information:
Brenda Stewart/Public Relations                    David Mullen/CFO
Allscripts, Inc.                                   Allscripts, Inc.
2401 Commerce Drive                                2401 Commerce Drive
Libertyville, IL  60048                            Libertyville, IL  60048
847-680-3515, ext. 532                             847-680-3515, ext. 282
E-Mail Address: info@allscripts.com
Web Site: www.allscripts.com
Traded: Nasdaq: MDRX



                   Allscripts Reports Fourth Quarter Results;
                   Significant Increase in eCommerce Revenue


(LIBERTYVILLE, IL--February 7, 2000)

Allscripts, Inc. (Nasdaq: MDRX) today reported its results for the three months and twelve months ended December 31, 1999. eCommerce revenue for the quarter was $4,106,000, a 757% increase over the same quarter of 1998 and a 40% increase sequentially over the third quarter of 1999. Total revenue for the fourth quarter was $8,191,000, a 49% increase over the fourth quarter of 1998.

Loss from continuing operations for the fourth quarter was $4,971,000 or $0.21 per share compared with a loss of $2,010,000 or $0.32 per share in the same period last year. Net loss for the quarter ended December 31, 1999 was $4,971,000, compared with a loss of $1,922,000 in the same period last year. Net loss attributable to common stockholders was $4,971,000 or $0.21 per share, versus a loss of $2,549,000 or $0.31 per share for the quarter ended December 31, 1998.

For the twelve months ended December 31, 1999, eCommerce revenue was $9,694,000, an increase over the comparable 1998 time period of 621%. Total revenue for the twelve months ended December 31, 1999 was $27,586,000, up 17% from the comparable period in 1998. eCommerce revenue includes the sale of prescription medications over the Internet, as well as technology-related revenue for software license fees, computer hardware sales and leases and related services.

"While other people are talking about the problem of medication errors, we are providing solutions that thousands of physicians use each day to prescribe more accurately," said Glen Tullman, CEO of Allscripts. "Interest in our electronic prescribing, connectivity and dispensing solutions accounts, in part, for our strong operating results."

Loss from continuing operations for the twelve months ended December 31, 1999 was $15,433,000 or $1.59 per share, compared with a loss of $7,694,000 or $1.66 per share in the same period last year. Net loss for the twelve months ended December 31, 1999 was $11,244,000, compared with a loss of $7,514,000 for the twelve months ended December 31, 1998. Net loss attributable to common stockholders was $13,442,000 or $1.21 per share for the twelve months ended December 31, 1999, versus a loss of $9,929,000 or $1.63 per share for the same period last year.

As of December 31, 1999, TouchScript, the Company's point-of-care medication management software product, was installed at more than 400 physician practice sites across the United States.
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Allscripts provides physicians with Internet and client/server medication management solutions designed to improve the quality and cost effectiveness of pharmaceutical healthcare. The Company currently offers products in four categories: point-of-care medication management, Internet products and services, including e-detailing, information products and prepackaged medications. Allscripts' TouchScript software enables electronic prescribing, routing of prescription information and capturing of prescription data at the point of care. The Company's other e-commerce products and services offer physicians and their patients medication-related education and information services. Allscripts also sells prepackaged medications to physicians so they can offer their patients the convenience of receiving prescription medications in the physician's office. Allscripts is headquartered in Libertyville, Illinois and provides services to over 10,000 physicians at 3,000 sites across the United States.

This announcement contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are developed by combining currently available information with Allscripts' beliefs and assumptions. These statements often contain words like believe, expect, anticipate, intend, contemplate, seek, plan, estimate or similar expressions. Forward-looking statements do not guarantee future performance. These statements are made under the protection afforded them by Section 21E of the Securities Exchange Act of 1934. Because Allscripts cannot predict all of the risks and uncertainties that may affect it, or control the ones it does predict, Allscripts' actual results may be materially different from the results expressed in its forward-looking statements. For a more complete discussion of the risks, uncertainties and assumptions that may affect Allscripts, see its Registration Statement on Form S-1 (No. 333-78431), as amended July 23, 1999.

Allscripts will conduct a conference call on Monday, February 7, 2000 at 5:00 p.m. Eastern Standard Time. A recording of the conference call will be available for review through February 14, 2000 by calling (800) 642-1687, ID# 663912.


                                      ###
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                               Allscripts, Inc.
                     Condensed Consolidated Balance Sheets
                            (amounts in thousands)


                                                                    December 31,        December 31,
Assets                                                                  1998                1999
                                                                        ----                ----
  Current assets
          Cash and marketable securities                            $       718         $    55,610
          Accounts receivable, net                                        9,525               5,466
          Inventories                                                     2,905               3,585
          Prepaid expenses                                                  230                 749
                                                                    -----------         -----------
                    Total current assets                                 13,378              65,410
                                                                    -----------         -----------

          Fixed assets, net                                               1,784               4,940
          Intangible assets, net                                          3,702               3,575
          Other assets                                                       57                  89
                                                                    -----------         -----------
                    Total assets                                    $    18,921         $    74,014
                                                                    ===========         ===========

Liabilities, Redeemable Preferred Shares and Stockholders' Equity

  Current liabilities
          Notes payable                                             $     4,000         $       -
          Accounts payable and accrued expenses                           9,107               6,591
                                                                    -----------         -----------
                    Total current liabilities                            13,107               6,591
                                                                    -----------         -----------

  Long term debt                                                             59                  59
                                                                    -----------         -----------
                    Total  liabilities                                   13,166               6,650
                                                                    -----------         -----------

  Redeemable preferred shares, including cumulative dividends            32,547                 -
                                                                    -----------         -----------

  Stockholders' equity (deficit)                                        (26,792)             67,364
                                                                    -----------         -----------
                    Total liabilities, redeemable preferred shares
                    and stockholders' equity                        $    18,921         $    74,014
                                                                    ===========         ===========

                               Allscripts, Inc.
                Condensed Consolidated Statements of Operations
               (amounts in thousands, except per share amounts)

                                                                Three Months Ended              Twelve Months Ended
                                                                    December 31,                     December 31,
                                                                    ------------                     ------------

                                                                  1998         1999                1998        1999
                                                                  ----         ----                ----        ----

Revenue                                                         $ 5,515      $ 8,191            $ 23,682    $ 27,586

Cost of revenue                                                   4,089        6,515              17,320      21,909
                                                                -------      -------            --------    --------
Gross profit                                                      1,426        1,676               6,362       5,677

Operating expenses:
      Selling, general and administrative expenses                2,951        6,854              12,658      20,656
      Amortization of intangibles                                    93          606                 372       1,351
      Other operating expenses                                      318          -                   430         319
                                                                -------      -------            --------     -------
           Loss from operations                                  (1,936)      (5,784)             (7,098)    (16,649)

Interest income (expense), net                                      (74)         813                (596)      1,216
                                                                -------      -------             -------     -------
Loss from continuing operations                                  (2,010)      (4,971)             (7,694)    (15,433)

Income from discontinued operations                                  88          -                   970         642
Gain from sale of discontinued operations                           -            -                   -         3,547
                                                                -------      -------             -------     -------
Loss before extraordinary item                                   (1,922)      (4,971)             (6,724)    (11,244)
Extraordinary loss from early extinguishment of debt                -            -                  (790)        -
                                                                -------      -------             -------     -------
Net loss                                                         (1,922)      (4,971)             (7,514)    (11,244)
Accretion of mandatory redemption value of
preferred shares and accrued dividends of preferred shares         (627)         -                (2,415)     (2,198)
                                                                -------      -------             -------     -------
Net loss attributable to common stockholders                    $(2,549)     $(4,971)            $(9,929)   $(13,442)
                                                               =========    =========           =========  ==========

Per share data-basic and diluted:
        Loss from continuing operations (including
         accretion and accrued dividends on preferred shares)   $ (0.32)     $ (0.21)            $ (1.66)   $  (1.59)
        Income from discontinued operations                        0.01          -                  0.16        0.06
        Gain from sale of discontinued operations                   -            -                   -          0.32
        Extraordinary loss                                          -            -                 (0.13)        -
                                                                -------      -------             -------    --------
        Net loss                                                $ (0.31)     $ (0.21)            $ (1.63)   $  (1.21)
                                                              ==========    =========           =========  ==========

Weighted average shares of common stock outstanding
used in computing loss per share                                  8,154       24,031               6,076      11,082
